As filed with the Securities and Exchange Commission on May __ , 2001 -
                                                       Registration No. _______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         UNIVERSAL FOREST PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

            Michigan                                      38-1465835
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

             2801 East Beltline, N.E., Grand Rapids, Michigan 49525
           (Address of Principal Executive Offices)        (Zip Code)

         Universal Forest Products, Inc. Long-Term Stock Incentive Plan
                                       and
          Universal Forest Products, Inc. 1999 Long-Term Incentive Plan
                            (Full Title of the Plan)

                                 Matthew Missad
             2801 East Beltline, N.E., Grand Rapids, Michigan 49525
                                 (616) 364-6161
 (Name, address and telephone number, including area code of agent for service)

                          Copies of Communications to:
                              Michael G. Wooldridge
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
          Title of                                      Proposed Maximum     Proposed Maximum
      Securities to be              Amount to be         Offering Price          Aggregate            Amount of
         Registered               Registered(1)(2)          Per Share        Offering Price(3)    Registration Fee
--------------------------------------------------------------------------------------------------------------------
         Common Stock             2,300,000 Shares           $16.025            $36,857,500           $9,214.38
        (No Par Value)
====================================================================================================================

(1) Represents the number of shares of Common Stock authorized for issuance under both the Universal Forest Products, Inc. Long-Term Stock Incentive Plan (1,100,000) and the Universal Forest Products, Inc. 1999 Long-Term Stock Incentive Plan (1,200,000) which replaces the prior plan.
(2) Universal Forest Products, Inc. will file amendments to this registration statement for any increase in the number of shares available under the Plans as provided in the Plans.
(3) For the purpose of computing the registration fee only, the price shown is based upon the price of $16.025 per share, the average high and low sales prices for common stock of the Registrant in the NASDAQ National Market on May 7, 2001, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-K for the year ended December 30, 2000, which has been filed by the Company with the Commission (SEC File No. 0-22684), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this registration statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The description of the Company's Common Stock, the class of securities offered pursuant to this registration statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Sections 561-571 of the Michigan Business Corporation Act, as amended ("MBCA"), grant the Company broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Company, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The MBCA also gives the Company broad powers to indemnify any such person against expenses and reasonable settlement payments in connection with any action by or in the right of the Company, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made if such person is adjudged to be liable to the Company unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition to the extent that any such person is successful in the defense of any such legal proceedings, the Company is required by the MBCA to indemnify him against expenses, including attorneys' fees that are actually and reasonably incurred by him in connection therewith.

     The Company's Amended and Restated Articles of Incorporation contain provisions entitling directors and executive officers of the Company to indemnification against certain liabilities and expenses. The Company has entered into indemnification agreements with each of its directors providing a contractual right to indemnity by the Company against certain liabilities and expenses. In addition to the available indemnification, the Company's Amended and Restated Articles of Incorporation limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-8.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 18th day of April, 2001.

                                    UNIVERSAL FOREST PRODUCTS, INC.



                                    By:    /s/ William G. Currie
                                           William G. Currie
                                           President and Chief Executive Officer


                                    By:    /s/ Michael R. Cole
                                           Michael R. Cole
                                           Chief Financial Officer and
                                           Principal Accounting Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below on April 18, 2001, by the following persons in the capacities indicated.

By:    /s/ Peter F. Secchia                  By:   /s/ Philip M. Novell
       Peter F. Secchia, Director                  Philip M. Novell, Director

By:    /s/ William G. Currie                 By:   /s/ Louis A. Smith
       William G. Currie, Director                 Louis A. Smith, Director

By:    /s/ John C. Canepa                    By:   /s/ Carroll M. Shoffner
       John C. Canepa, Director                    Carroll M. Shoffner, Director

By:    /s/ John W. Garside
       John W. Garside, Director

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Universal Forest Products, Inc. on Form S-8 of our report dated January 29, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Universal Forest Products, Inc. for the year ended December 30, 2000.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Grand Rapids, Michigan

May 9, 2001

                                   May 8, 2001



Universal Forest Products, Inc.
2801 East Beltline, N.E.
Grand Rapids, MI  49525

         Re: Registration Statement on Form S-8 Relating to the Universal Forest Products, Inc. Long-Term Stock Incentive Plan and the Universal Forest Products, Inc. 1999 Long-Term Stock Incentive Plan (collectively, the "Plans")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Universal Forest Products, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,300,000 shares of the Company's common stock, no par value for issuance pursuant to the Plans, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion.

     On the basis of such evaluation, we advise you that, in our opinion, the 2,300,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plans and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4.1       Universal Forest Products, Inc. Long-Term Stock Incentive Plan

Exhibit 4.2       Universal Forest Products, Inc. 1999 Long-Term Stock Incentive
                  Plan

Exhibit 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP included on Page S-7 hereof

Exhibit 23(a)     Consent of BDO Seidman LLP included on Page S-6 hereof

Exhibit 23(b) Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in Exhibit 5)



::ODMA\PCDOCS\GRR\552905\1

                                   EXHIBIT 4.1

                         UNIVERSAL FOREST PRODUCTS, INC.

                         LONG-TERM STOCK INCENTIVE PLAN


                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Universal Forest Product, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Universal Forest Products, Inc. Long-Term Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1997 Annual Meeting of Shareholders, the Plan shall become effective as of January 1, 1997 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.4 "Board" shall mean the Board of Directors of the Company.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

     2.7 "Common Stock" shall mean the Common Stock of the Company.

     2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.9 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.10 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.11 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

     2.12 "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC.

     2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

     2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.16 "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.17 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.18 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.19 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.20 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

     2.21 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

     2.22 "Restricted  Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

     2.23 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.24 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.25 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than two (2) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director.

     3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

          (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b)  To  determine   whether  and  to  what  extent   Options,   Stock
     Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 1,100,000 shares, which may be either unauthorized and unissued

Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Exchange Act and such interpretations thereof. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or cancelled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. No term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Each Agreement shall comply with and be subject to the following terms and conditions:

          (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

          (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option which is designated as an ISO shall be exercisable more than ten (10) years after the date the ISO is granted, provided that the term of any Incentive Stock Option granted to an Insider shall not exceed five (5) years.

          (d) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions (including but not limited to vesting provisions) as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

          (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 14.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

          (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and
     (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (g) Termination of Employment for Reasons other than Disability or Death. Upon Termination of Employment for any reason other than on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three
     (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

          (h) Termination of Employment for Disability. Upon Termination of Employment by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of one (1) year following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

          (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within one (1) year after his or her death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in
     Section 6.4(h), at any time within the longer of such extended period or three (3) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g), (h) or (i) is applicable shall terminate upon expiration of such exercise period.

          (k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

     6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. A SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

                                    ARTICLE 8
                                RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Universal Forest Products, Inc. Long-Term Stock Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated _____________. Copies of such Plan and Agreement are on file in the offices of the Company, 2801 East Beltline, N.E., Grand Rapids, Michigan 49505."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than twelve (12) consecutive months thereafter (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                    ARTICLE 9
                               PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and  Conditions.  Performance  Shares  awarded  pursuant  to this
Article 9 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE 10
                            OTHER STOCK-BASED AWARDS

     10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, Restricted Stock or Performance
Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     10.2 Terms and Conditions.  Other Stock-Based  Awards made pursuant to this
Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
     Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award
     Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

          (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

          (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

                                   ARTICLE 11
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 13.1); or (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 12
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 13
                              ADJUSTMENT PROVISIONS

     13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     13.2 Change in Control. Notwithstanding Section 13.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     13.3 Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

     14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     14.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

                                   EXHIBIT 4.2

                         UNIVERSAL FOREST PRODUCTS, INC.
                       1999 LONG TERM STOCK INCENTIVE PLAN

                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Universal Forest Product, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Universal Forest Products, Inc. 1999 Long Term Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1999 Annual Meeting of Shareholders, the Plan shall become effective as of April 28, 1999 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees. The Plan supersedes and replaces the Company's Long Term Inventive Plan, adopted by the Company's shareholders in 1997.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.4 "Board" shall mean the Board of Directors of the Company.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

     2.7 "Common Stock" shall mean the Common Stock of the Company.

     2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.9 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.10 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.11 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

     2.12 "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC.

     2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

     2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.16 "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.17 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.18 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.19 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.20 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

     2.21 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

     2.22 "Restricted  Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

     2.23 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.24 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.25 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of

Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than two (2) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director.

     3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

          (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b)  To  determine   whether  and  to  what  extent   Options,   Stock
     Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"), shall be:

          (a) 1,000,000 Shares; plus

          (b) shares approved but not covered by options or other stock rights granted under the 1997 Long Term Incentive Plan.

          (c) an annual increase in the number of Shares determined and to be effective on the date of each annual meeting of the Company's shareholders (commencing with the annual meeting in the year 2000), equal to the lesser of (i) 200,000 Shares, (ii) one percent (1.0%) of the sum of (1) the outstanding Shares, plus (2) the number of Shares subject to outstanding options issues under the Plan on such date, or (iii) such number of Shares as determined by the Board.

     Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan: (1) any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options; and (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of Options.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. No participant may receive Awards under the Plan covering more than twenty-five percent (25%) of Plan Shares.

                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. No term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Each Agreement shall comply with and be subject to the following terms and conditions:

          (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

          (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date, provided that the Option Price per share of Common Stock subject to an Incentive Stock Option granted to an Insider shall be no less than 110 percent of the Fair Market Value of the shares of Common Stock on the Award Date.

          (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option which is designated as an ISO shall be exercisable more than ten (10) years after the date the ISO is granted, provided that the term of any Incentive Stock Option granted to an Insider shall not exceed five (5) years.

          (d) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions (including but not limited to vesting provisions) as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

          (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 14.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

          (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and
     (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (g) Termination of Employment for Reasons other than Disability or Death. Upon Termination of Employment for any reason other than on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three
     (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

          (h) Termination of Employment for Disability. Upon Termination of Employment by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of one (1) year following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

          (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within one (1) year after his or her death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in
     Section 6.4(h), at any time within the longer of such extended period or three (3) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g), (h) or (i) is applicable shall terminate upon expiration of such exercise period.

          (k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

     6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. A SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

                                    ARTICLE 8
                                RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

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
               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Universal Forest Products, Inc. Long Term Stock Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated _____________. Copies of such Plan and Agreement are on file in the offices of the Company, 2801 East Beltline NE, Grand Rapids, Michigan 49525."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than twelve (12) consecutive months thereafter (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                    ARTICLE 9
                               PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and  Conditions.  Performance  Shares  awarded  pursuant  to this
Article 9 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE 10
                            OTHER STOCK-BASED AWARDS

     10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, Restricted Stock or Performance
Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     10.2 Terms and Conditions.  Other Stock-Based  Awards made pursuant to this
Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
     Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award
     Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

          (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

          (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

                                   ARTICLE 11
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or by Section 13.1); or (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 12
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 13
                              ADJUSTMENT PROVISIONS

     13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     13.2 Change in Control. Notwithstanding Section 13.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     13.3 Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

     14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     14.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.


                                  CERTIFICATION

     The foregoing Plan was duly adopted by the Board of Directors on the 20th day of January, 1999, subject to approval by the Company's shareholders.


                                       _______________________________________
                                         Secretary
                                         Universal Forest Products, Inc.